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                                                                   Exhibit 10(i)


                                 ROYAL APPLIANCE
                                401(K) PLUS PLAN

                                                        EFFECTIVE:  JULY 1, 1996


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                                401(K) PLUS PLAN

     This Plan is hereby adopted on this ___ day of June, 1996, effective July 1, 1996, by ROYAL APPLIANCE MFG. CO. (the "Company"), on its behalf and on behalf of certain of its subsidiaries and affiliated companies which are Participating Employers hereunder.

I. NAME AND PURPOSE

       1.1. NAME. The name of this Plan shall be the ROYAL APPLIANCE 401(K) PLUS PLAN.

       1.2. PURPOSE. This Plan is hereby established to provide unfunded deferred compensation to certain management and highly compensated employees of the Company and other Participating Employers under certain conditions specified herein.

       1.3. PLAN FOR A SELECT GROUP. This Plan shall only cover employees of a Participating Employer who are members of a "select group of management or highly compensated employees" as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA.
              This Plan shall be administered in such a manner, and benefits hereunder shall be so limited, notwithstanding any contrary provision of this Plan, that this Plan shall constitute such a plan.

       1.4. NOT A FUNDED PLAN. It is the intention and purpose of the Company that this Plan shall be deemed to be "unfunded" for tax purposes as well as being such a plan as would properly be described as "unfunded" for purposes of Title I of ERISA. This Plan shall be administered in such a manner, notwithstanding any contrary provision of this Plan, that it will be so deemed and would be so described.

II. DEFINITIONS

       2.1. "ACCOUNTS" mean the Participants' Elective Accounts and Match Accounts maintained on the books of a Participating Employer for a Participant under this Plan. A Participant's Accounts shall not constitute or be treated as a trust fund of any kind.

       2.2. "ADMINISTRATOR" means the person, persons, corporation, partnership or other entity designated as Administrator under
              Section 7.1.

       2.3. "AGREEMENT" means the 401(k) Plus Plan Deferral Agreement(s) executed between a Participant, the Company,



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              and the Participant's Participating Employer (if other than the
              Company) whereby a Participant agrees to defer a portion of his Compensation, Salary, Bonus or other remuneration pursuant to the provisions of the Plan, and his Participating Employer agrees to make benefit payments in accordance with the provisions of the Plan.

       2.4. "APPEALS COMMITTEE" means the Appeals Committee established pursuant to Article VII.

       2.5. "BENEFICIARY" means the person, persons or entity so designated, or deemed to be so designated, by a Participant pursuant to
              Section 4.10.

       2.6.   "BOARD OF DIRECTORS" means the Board of Directors of the Company.

       2.7. "BONUS" means gross monies payable from a Participating Employer under a pay incentive plan unreduced by any amounts deferred under the Retirement Savings Plan or this Plan. In all respects, the amount of Bonus shall be determined in accordance with the information contained in the payroll records of the Company and its subsidiaries and affiliated companies.

       2.8. "CODE" means the Internal Revenue Code of 1986, as amended and any lawful regulations or other pronouncements promulgated thereunder.

       2.9. "COMPANY" means Royal Appliance Mfg. Co, and any successor corporation or business organization which shall assume the duties and obligations of Royal Appliance Mfg. Co. under this Plan.

       2.10. "COMPENSATION" means for any Participant his Compensation under the Retirement Savings Plan, except that such amount shall not be subject to the limitation on the annual compensation which may be taken into account under the Retirement Savings Plan pursuant to
              Section 401(a)(17) of the Code. In all respects, the amount of Compensation shall be determined in accordance with the information contained in the payroll records of the Company and its subsidiaries and affiliated companies.

       2.11. "DETERMINATION DATE" means the last day of each calendar quarter, and with respect to each Participant's Retirement Savings Plan Contribution Amount, either the transfer date of such amount as set forth in Section 3.11 below or the date of distribution of such amount as set forth in Section 4.1 below.

       2.12. "DISABILITY" shall have the same meaning as the phrase "Total and Permanent Disability" under the Retirement Savings Plan.

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       2.13.  "EFFECTIVE DATE" means the date this Plan shall become effective which date shall be July 1, 1996.

       2.14. "ELECTION YEAR" means the period from the Effective Date through December 31, 1996 and any calendar year thereafter.

       2.15. "ELECTIVE AMOUNT" means for each Participant an amount equal to the amount by which his Compensation, Salary, Bonus or other remuneration are reduced pursuant to Section 3.4 hereof.

       2.16. "ENTRY DATE" means, with respect to any Participant with respect to any Election Year, the beginning of such Election Year or, if, pursuant to Section 3.2, such Participant first participates for such Deferral Year as of July 1, then July 1 of such Election Year.

       2.17. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any lawful regulations or other pronouncements promulgated thereunder.

       2.18. "MATCH ACCOUNTS" mean for each Participant the bookkeeping account maintained by his Participating Employer on his behalf to reflect his Match Amounts for an Election Year and all earnings, gains and losses thereon.

       2.19. "MATCH AMOUNTS" mean for each Participant the amounts credited to a Match Account on behalf of such Participant pursuant to Section
              3.6 which match a portion of his Elective Amounts.

       2.20.  "NORMAL RETIREMENT DATE" means the date a Participant attains age
              65.

       2.21. "PARTICIPANT" means an employee of a Participating Employer who is designated to be an eligible employee pursuant to Section 3.1 who enters into an Agreement, and who has commenced Compensation, Salary, Bonus or other remuneration reductions pursuant to such Agreement. A Participant shall cease to be a Participant, and shall become a former Participant, upon the earlier of his Termination of Employment and the date the employee ceases to be designated by the Company to be eligible to participate. However, the word Participant may also include, where the context indicates, any former Participant in this Plan.

       2.22. "PARTICIPANT ELECTIVE ACCOUNT" means for each Participant the bookkeeping account maintained by his Participating Employer on his behalf to reflect his Elective Amounts for an Election Year and all earnings, gains and losses thereon.

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       2.23.  "PARTICIPATING EMPLOYER" means the Company and such subsidiaries and affiliated companies of the Company which participate in the Plan with the consent of the Board of Directors.

       2.24. "PLAN" means the Royal Appliance 401(k) Plus Plan as set forth in this instrument, as amended from time to time.

       2.25. "RETIREMENT SAVINGS PLAN" means the Royal Appliance 401(k) Retirement Savings Plan, as amended from time to time.

       2.26. "RETIREMENT SAVINGS PLAN CONTRIBUTION AMOUNT" means with respect to each Participant the lesser of:

              (a) the amount that is permitted to be made to the Retirement Savings Plan for an Election Year on behalf of each Participant as a Participant's salary reduction election deemed to be an Employer's Elective Contribution in excess of any such amounts already contributed for such Election Year on behalf of such Participant taking into account any limitations under the Retirement Savings Plan as determined by the Company for such Election Year;

              (b) the Elective Amount contributed by a Participant to this Plan for such Election Year pursuant to Section 3.4 below; or

              (c)    the value on the date of transfer as set forth in Section
                     3.11 below to the Retirement Savings Plan of the Elective Amount contributed by a Participant to this Plan for such Election Year pursuant to Section 3.4 below.

       2.27.  "RETIREMENT SAVINGS PLAN TRANSFER AMOUNT" means an amount equal to
              (a) plus (b) where:

              (a) equals a Participant's Retirement Savings Plan Contribution Amount; and

              (b) the percentage, if any, as determined by the Company under the Retirement Savings Plan, of the amount set forth in paragraph (a) above that is permitted to be made to the Retirement Savings Plan as a matching contribution for such Participant taking into account any limitations under the Retirement Savings Plan as determined by the Company for the appropriate Election Year.

       2.28. "SALARY" means the Participant's gross base salary, unreduced by any amounts deferred under the Retirement Savings Plan or this Plan, payable during a calendar year. In all respects, the amount of Salary shall be

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              determined in accordance with the information contained in the payroll records of the Company and its subsidiaries and affiliated companies.

       2.29. "TERMINATION OF EMPLOYMENT" means the Participant's cessation of his service with a Participating Employer for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death, or Disability.

       2.30.  "TRUST" means any trust established pursuant to Article VI hereof.

       2.31. "YEARS OF SERVICE" means a Participant's period of continuous employment with the Company and a Participating Employer commencing on his most recent date of hire and ending on his Termination of Employment.

III. PARTICIPATION, COMPENSATION REDUCTIONS AND ACCOUNTS

       3.1. ELIGIBILITY. An employee of a Participating Employer shall be eligible to participate in the Plan for any Election Year if the employee is designated by the Company to qualify as a member of a "select group of management or highly compensated employees" as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)
              of ERISA for such Election Year and as a "highly compensated employee" as provided in Section 414(q) of the Code for such Election Year.

       3.2. PARTICIPATION. Each employee who has satisfied the eligibility requirements set forth in Section 3.1 shall become a Participant and actively participate for an Election Year by completing and filing an Agreement described in Section 3.3 with his Participating Employer prior to the first day of the Election Year (June 30, 1996, in the case of the initial Election Year). In the event an employee first meets such eligibility requirements after the beginning of a Election Year, such employee may become a Participant and actively participate for the period commencing on the first day of the month coincident with or after which he meets the eligibility requirements until the end of such Election Year by completing and filing an Agreement described in Section 3.3 with his Participating Employer prior to the first day of such month. Such Agreement shall contain such provisions as the Company shall require and shall otherwise be in such form as the Administrator shall determine.

       3.3. DEFERRAL ELECTIONS UNDER AN AGREEMENT. With respect to each Election Year, each eligible employee may elect, under his Agreement for such Election Year, to make one

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              or more of the deferrals described below for which he is eligible.

              (a) Salary Deferral: Each eligible employee may defer a whole percentage of up to 100% of the Salary for the Election Year which is payable each payroll period commencing on or after such employee's Entry Date.

              (b) Bonus Deferral: (1) Each eligible employee may defer up to 100% of his Bonus otherwise payable thereunder (to the extent payable after his Entry Date) in 1% increments.

              (c) Retirement Savings Plan Deferral: Each eligible employee may defer all or a portion of his Retirement Savings Plan Contribution Amount.

              (d) Other Deferrals: In addition, the Administrator, with the consent of the Company, may establish procedures to permit some or all Participants to elect to make additional or other deferrals of their Compensation, Salary, Bonus or other remuneration. Such elections must be made at least a reasonable time, as determined by the Company in its sole discretion, prior to the time any such deferred amounts would otherwise be payable to such Participants. Any such other deferral shall be evidenced by an Agreement in a form acceptable to the Administrator.

      3.4. COMPENSATION REDUCTIONS AND DEFERRAL AMOUNTS.

              (a) A Participant's election to defer pursuant to 3.3(a) shall cause an equivalent reduction in the Participant's Salary at the time such Salary would otherwise be payable.

              (b) A Participant's election to defer pursuant to 3.3(b) shall cause an equivalent reduction in the Participant's Bonus at the time such Bonus would otherwise be payable.

              (c) A Participant's election to defer pursuant to 3.3(c) shall cause his Retirement Savings Plan Contribution Amount to be transferred to the Retirement Savings Plan pursuant to
                     Section 3.11 below instead of such amount being paid to such Participant pursuant to Section 4.1 below.

              (d) A Participant's election to defer in accordance with 3.3(d) shall cause an equivalent reduction in the Participant's Compensation, Salary, Bonus or other remuneration at the time such amounts would otherwise be payable.

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              An amount equal to such reductions in a Participant's
              Compensation, Salary, Bonus and other remuneration pursuant to
              (a), (b) and (d) above shall constitute an Elective Amount hereunder and shall be credited to such Participant's Elective Account as of the time of such reductions.

       3.5. ALTERATION OF DEFERRALS. A Participant's deferral election made pursuant to Section 3.3 above shall be irrevocable except that in the event that the Participant has received a distribution on account of an unforeseeable financial emergency pursuant to
              Section 4.2, the Administrator may, at its option, discontinue the Participant's deferrals for the remainder of the then current Election Year, and preclude the Participant from making any deferrals for all or part of the succeeding Election Year.

       3.6. MATCH AMOUNTS. In the event that a Participant has elected to make deferrals under Section 3.3 above then, for each Election Year, his Participating Employer shall credit his Match Account with an amount equal to the same amount that would have been allocated to the Participant's account under the Retirement Savings Plan for such Election Year, computed as provided therein, but without regard to the limitations of Code Sections 401(a)(17), 401(k)(3), 401(m)(2) and 415. Notwithstanding the foregoing, a Participant under this Plan who is not a participant under the Retirement Savings Plan shall be entitled to a Match Amount under this Plan only with respect to deferrals made under this Plan commencing on the date that he first becomes eligible to participate in the Retirement Savings Plan.

       3.7. ESTABLISHMENT OF ACCOUNTS. Each Participating Employer shall establish a Participant Elective Account and a Match Account in the name of each Participant who is employed by it on the books and records of such Participating Employer. All amounts so credited to the Accounts of any Participant or former Participant shall constitute a general, unsecured liability of such Participating Employer to such person.

       3.8. ALLOCATION OF ELECTIVE AMOUNTS AND MATCHING AMOUNTS. At the time a Participant's Compensation, Salary, Bonus or other remuneration are reduced pursuant to Section 3.4 hereof, the Participating Employer employing such Participant shall credit the Participant Elective Account of such Participant with the Participant's Elective Amount with respect to such Compensation, Salary, Bonus or other remuneration, respectively. At the end of each calendar month, such Participating Employer shall credit each Participant's Match Account with his Match Amount for such calendar month, if any.


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       3.9.   CREDITING OF EARNINGS. Each Participating Employer shall credit each Account of each Participant who is an employee for it with earnings, gains and losses under one of the following methods, as determined by the Company:

              (a) crediting earnings, gains and losses on such Account as if an amount equal to the Participant's Account balance had been invested in accordance with any investment directions the Company permits such Participant to make pursuant to
                     Section 6.4 hereof;

              (b) crediting earnings, gains and losses on such Account as if an amount equal to the Participant's Account balance had been invested in the same manner as the assets of any Trust established under Section 6.1 hereunder; or

              (c)    in such other manner as the Company may determine.

       3.10. DETERMINATION OF ACCOUNT. The balance of each Participant's Accounts as of each Determination Date shall be calculated as follows, using the terms and methods in the order defined below:

              (a)    Earnings, gains and losses determined pursuant to Section
                     3.9 shall be allocated based on the Participant's Adjusted Account. A Participant's Adjusted Account is equal to the Participant's Account as of the prior Determination Date, plus transfers posted into the investment fund, plus 50% of Elective and Match Amounts, less transfers posted out of the investment fund, less forfeitures, and less distributions, which occurred after the prior Determination Date and up through and including the current Determination Date.

              (b) In the event that a Participant receives an Emergency Benefit pursuant to Section 4.4 below, the Participant's Adjusted Account will be reduced by the Weighted Distribution Amount instead of the full distribution amount. The Weighted Distribution Amount shall be equal to the Emergency Benefit multiplied by the ratio of the number of days that have elapsed between the Emergency Benefit payment date and the current Determination Date, to 90. In no event shall the ratio exceed 1.0.

       3.11. RETIREMENT SAVINGS PLAN TRANSFER AMOUNT. On a date determined by the Company which shall be on or before the March 15 after the end of an Election Year, each Participating Employer shall transfer from this Plan to the Retirement Savings Plan an amount credited to the Accounts of a Participant hereunder who is an eligible

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              participant in the Retirement Savings Plan on the last day of such
              Election Year and who has made a Retirement Savings Plan Deferral election for such Election Year equal to the Retirement Savings Plan Transfer Amount. The amount of such Retirement Savings Plan Transfer Amount attributable to Elective Amounts shall be debited against the Participant Elective Account of the Participant and the amount attributable to Match Amounts shall be debited against the Participant's Match Account.

IV. BENEFITS

       4.1. DISTRIBUTION OF RETIREMENT SAVINGS PLAN CONTRIBUTION. On or before the March 15 after an Election Year, a Participating Employer shall pay to a Participant his Retirement Savings Plan Contribution Amount in a lump sum; provided, however, that such payment shall not be made in the event that a Participant has made a Retirement Savings Plan Deferral election pursuant to Section 3.3(c) above to have his Retirement Savings Plan Contribution Amount transferred to the Retirement Savings Plan in accordance with Section 3.11 above.

       4.2. IN-SERVICE DISTRIBUTION. A Participant who is in the active employ of the Company may request to withdraw all or a portion of his Accounts, provided that any such amounts have been credited to his Accounts for two (2) or more calendar years at the time of distribution. Such request shall be made in writing in a form and manner specified by the Company and must specify the amounts to be withdrawn and the date upon which such amounts shall be paid which must be as soon as administratively possible following a Determination Date that is at least one (1) year after the date on which the request is made. Any such request shall be irrevocable unless, prior to payment, the Participant has a Termination of Employment, dies, or becomes disabled, at which time the request shall become null and void and the Participant's Accounts shall be paid as provided in Section 4.5, 4.6, 4.7, 4.8 or 4.9 hereof, whichever shall be applicable.

       4.3. PARTICIPANT CALL PROVISION. A Participant (or the Participant's Beneficiary in the case of the death of the Participant) at any time may request an accelerated distribution of all or a portion of the amounts credited to his Accounts except those amounts that have been contributed during the Election Year when such request is made, subject to the forfeiture of an amount equal to ten percent (10%) of such accelerated amount. Such request shall be made in writing in a form and manner specified by the Company. The Company shall distribute to the Participant or Beneficiary such accelerated amount in the form of a lump sum as soon as administratively possible after the Determination Date that coincides with or is

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              immediately after the date on which the Company receives the request. Such distribution shall completely discharge the Company from all liability with respect to the Participant's or Beneficiary's Accounts or portion thereof that is either distributed or forfeited as set forth herein. Further, if the Participant is in the active employ of the Company at the time of the distribution, the Participant may not make any further deferrals into the Plan until January 1 of the second calendar year following the calendar year in which the Participant receives the distribution.

       4.4. EMERGENCY BENEFIT. In the event that the Administrator, upon written petition of the Participant or his Beneficiary, determines in its sole discretion, that the Participant or his Beneficiary has suffered an unforeseeable financial emergency, a Participating Employer shall pay to the Participant or his Beneficiary as soon as practicable following such determination, an amount, not in excess of the Participant's Accounts necessary to satisfy the emergency, excluding, however, those amounts that have been contributed during the Election Year when such unforeseeable financial emergency occurs. The Administrator may, if it decides in its sole discretion that it is necessary to do so, pay a portion of an amount distributable under this Section 4.4 based upon the value of the Participant's Accounts as of the immediately prior Determination Date and the balance of such amounts as soon as administratively possible after the Determination Date that coincides with or is immediately after the final determination that an amount is payable under this Section 4.4. For purposes of this Plan, an unforeseeable financial emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if the emergency distribution were not permitted, as may result from illness, casualty loss or sudden financial reversal. Cash needs arising from foreseeable events, such as the purchase of a residence or education expenses for children shall not be considered the result of an unforeseeable financial emergency.

       4.5. SHORT SERVICE TERMINATION BENEFIT. Upon the Termination of Employment of a Participant, for reasons other than death or Disability, before the date that he has completed five (5) Years of Service, he shall be entitled to receive a distribution of the balance of his Accounts. Unless otherwise directed by the Administrator, this termination benefit shall be payable in a lump sum as soon as administratively as possible after the December 31st of the calendar year in which his Termination of Employment occurs.


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       4.6.   LONG SERVICE TERMINATION BENEFIT. Upon the Termination of
              Employment of a Participant, for reasons other than death or Disability, on or after the date that he has completed at least five (5) Years of Service, he shall be entitled to receive a distribution of the balance of his Accounts. Such distribution shall be in the form of benefit provided in Section 4.10 and shall be paid or commence to be paid as soon as administratively possible after a Determination Date that is at least one (1) year after the date on which such a Participant makes a written request for distribution; provided, however, that such payment or commencement date shall in no event be later than a date which is as soon as administratively possible after the January 1st coinciding with or immediately after the later of either the Participant's Normal Retirement Date or his date of actual retirement.

       4.7. DEATH PRIOR TO BENEFIT COMMENCEMENT. Upon the Participant's death prior to commencement of benefits hereunder, the Beneficiary of the deceased Participant shall be entitled to a death benefit equal to the balance of the Participant's Accounts. Such distribution shall be in the form of benefit determined under
              Section 4.10, shall commence as of the date determined under
              Section 4.11 and shall be in lieu of all other benefits under this Plan.

       4.8. DEATH SUBSEQUENT TO BENEFIT COMMENCEMENT. Upon the death of a Participant subsequent to commencement of his benefits, the Beneficiary of the deceased Participant shall be entitled to receive a distribution of the Participant's remaining Accounts. Such distribution shall be in the form of benefit determined under
              Section 4.10, shall commence as of the date determined under
              Section 4.11 and shall be in lieu of all other benefits under this Plan.

       4.9. DISABILITY. In the event the Administrator has determined that the Participant has incurred a Termination of Employment due to a Disability of at least six months duration which first manifests itself after the Effective Date and prior to his Normal Retirement Date, a disabled Participant shall be entitled to receive a distribution of the balance of his Accounts. Such distribution shall be in the form of benefit determined under Section 4.10 and shall commence as of the date determined under Section 4.11; provided, however, that the payment or commencement date shall not be later than a date which is as soon as administratively possible after the Determination Date coinciding with or immediately following the Participant's Normal Retirement Date.


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       4.10.  FORM AND AMOUNT OF BENEFIT PAYMENT.

              (a) Subject to such rules, procedures, limits and restrictions as the Administrator may establish from time to time, a Participant, may elect that distributions payable under Sections 4.6, 4.7, 4.8 and 4.9 shall be made in a single sum or in the form of annual installments over a period of no less than two (2) calendar years and no more than ten
                     (10) calendar years.

              (b) Initially, the amount of any installments under any installment form of payment shall be equal to the balance of the Accounts to be distributed divided by the number of installments to be paid. The amount of the installment payments shall be recomputed annually and the installment payments shall be increased or decreased to reflect any changes in the Accounts due to fluctuations in earnings, gains and losses on the remaining balance and the number of remaining installments.

              (c) In the event of the death of the Participant, as described in Sections 4.7 or 4.8, the Participant's Beneficiary may, with the consent of the Administrator, request an alternative form of benefit payment, such as a lump-sum payment or an installment form with an installment period of less than ten (10) years. Such request shall be made in accordance with such procedures as the Administrator may establish. Any such procedures shall either require such request be made a reasonable period of time, as determined by the Company in its sole discretion, before the amounts affected by such a request shall be distributable, or require a forfeiture of a significant portion of such amounts. The Administrator may, but is not required to, grant any such requests.

              (d) The Administrator, with the consent of the Company, may establish procedures to permit some or all Participants to request to change their prior elections regarding the form of their benefit payments hereunder, provided that any such procedures shall either require such request be made a reasonable period of time, as determined by the Company in its sole discretion, before the amounts affected by such request shall be distributable, or require a forfeiture of a significant portion of such amounts. The Administrator may, but is not required to, grant any such requests.

              (e) Notwithstanding anything in this Section IV to the contrary, in no event shall any distribution under

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                     Section 4.2, 4.3 or 4.4 hereunder be less than the lesser
                     of One Thousand Dollars ($1,000.00) or the entire balance of the Participant's Accounts hereunder.

       4.11.  COMMENCEMENT OF PAYMENTS.

              (a) Except as otherwise provided, commencement of payments under this Plan shall be as soon as administratively possible following receipt of notice by the Administrator of an event which entitles a Participant or a Beneficiary to payments under this Plan. All payments shall be made as of the first day of the month.

              (b) Subject to such rules, procedures, limits and restrictions as the Administrator may establish from time to time, a Participant may elect that any single sum distributions payable under this Article IV be made as soon as administratively possible after the start of any calendar year after the event permitting payment.

              (c) In the event of the death of the Participant, as described in Sections 4.7 or 4.8, the Participant's Beneficiary may, with the consent of the Administrator, request to change the time of commencement of benefits hereunder. Such request shall be made in accordance with such procedures as the Administrator may establish. Any such procedures shall either require such request be made a reasonable period of time, as determined by the Company in its sole discretion, before the amounts affected by such a request shall be distributable, or require a forfeiture of a significant portion of such amounts. The Administrator may, but is not required to, grant any such requests.

              (d) The Administrator, with the consent of the Company, may establish procedures to permit some or all Participants to request to change their prior elections regarding the time of commencement of benefits hereunder, provided that any such procedures shall either require that the request be made a reasonable period of time, as determined by the Company in its sole discretion, before the amounts affected by such request shall be distributable, or require a forfeiture of a significant portion of such amounts. The Administrator may, but is not required to, grant any such requests.

       4.12. DESIGNATION OF BENEFICIARY. Subject to rules and procedures promulgated by the Administrator, a

              Participant may sign a document designating a Beneficiary or Beneficiaries. In the event that a Participant fails to designate any Beneficiary in accordance with the provisions of this Section, he shall be deemed to have designated his spouse, or if no spouse is then living, his estate, as his Beneficiary.

       4.13. PROTECTIVE DISTRIBUTIONS. In the event that the Administrator determines, in its sole discretion, that a Participant is not, or may not be, a member of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) or 4021(b)(6) of ERISA or a "highly compensated employee" within the meaning of Section 414 (q) of the Code, then the Administrator may, in its sole discretion, terminate such Participant's participation in this Plan, and distribute all amounts credited to such Participant's Accounts in a single lump sum payment. Any such distribution shall be made at such time as the Administrator determines in its sole discretion.

       4.14. TAX WITHHOLDING. A Participating Employer may withhold from any payment made by it under the Plan of such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code or the Social Security Act or any state or local income or employment tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

V. RIGHTS OF PARTICIPANTS

       5.1. CREDITOR STATUS OF PARTICIPANTS. The Elective Amounts and Match Amounts of a Participant shall be merely unfunded, unsecured promises of the Participating Employer by which he is employed to make benefit payments in the future and shall be liabilities solely against the general assets of such Participating Employer. The Company and the other Participating Employers shall not be required to segregate, set aside or escrow the Elective Amounts or Match Amounts nor any earnings, gains and losses credited thereon. With respect to amounts credited to any Accounts hereunder and any benefits payable hereunder, a Participant and his Beneficiary shall have the status of general unsecured creditors of the Participating Employer by which such Participant is employed, and may look only to such Participating Employer and its general assets for payment of such Accounts and benefits.

       5.2. RIGHTS WITH RESPECT TO THE TRUST. Any trust, and any assets held thereby to assist the Company or other Participating Employer in meeting its obligations under the Plan, shall in no way be deemed to controvert the provisions of the preceding Section.

       5.3. INVESTMENTS. In the Company's sole discretion, the Participating Employers may acquire insurance policies, annuities or other financial vehicles for the purpose of providing future assets of Participating Employers to meet their anticipated liabilities under this Plan. Such policies, annuities or other investments, shall at all times be and remain unrestricted general property and assets of the Participating Employers or property of a trust established pursuant to Article VI hereof. Participants and beneficiaries shall have no rights, other than as general creditors, with respect to such policies, annuities or other acquired assets.

VI. TRUST.

       6.1. ESTABLISHMENT OF TRUST. Notwithstanding any other provision or interpretation of this Plan, the Company may establish a Trust in which to hold cash, insurance policies or other assets to be used to make, or reimburse the Company or any other Participating Employer for, payments to the Participants or beneficiaries of all or part of the benefits under this Plan. Any Trust assets shall at all times remain subject to the claims of general creditors of the Company or any other Participating Employer in the event of their insolvency as more fully described in the Trust.

       6.2. OBLIGATION OF THE PARTICIPATING EMPLOYERS. Notwithstanding the fact that a Trust may be established under Section 6.1, the Participating Employers shall remain liable for paying the benefits under this Plan. However, any payment of benefits to a Participant or Beneficiary made by such a Trust shall satisfy the appropriate Participating Employer's obligation to make such payment to such person.

       6.3. TRUST TERMS. A Trust established under Section 6.1 may contain such terms as the Company may determine to be necessary or desirable. The Company may terminate or amend a Trust established under Section 6.1 at any time, and in any manner it deems necessary or desirable, subject to the terms of any agreement under which any such Trust is established or maintained.

       6.4. INVESTMENT FUNDS AND ELECTIONS. The Company from time to time may permit all or some of the Participants, former Participants, and beneficiaries of deceased Participants to elect that their Accounts shall be credited with earnings, gains and losses as if such accounts held actual assets and such assets were invested in accordance with such individuals' directions among such Investment

              Funds as the Company may designate. Any such direction of investment shall be subject to such rules as the Company and Administrator may prescribe, including, without limitation, rules concerning the manner of providing investment directions, the frequency of changing such investment directions, and method of crediting earnings, gains and losses for any portion of an Account which is not covered by any valid investment directions. The Investment Funds which the Company may designate shall include but not be limited to the following types of funds, which can be managed on an individual basis or as part of a mutual fund, as the Company shall determine:

              (a)    money market funds;

              (b)    common stock funds;

              (c)    bond funds;

              (d)    balanced funds; and

              (e) investment funds which are primarily invested in insurance contracts; and

              (f) investment funds which are provided for under insurance contracts.

              The Company shall have the sole discretion to determine the number of Investment Funds to be designated hereunder and the nature of the funds and may change or eliminate the Investment Funds provided hereunder from time to time. The Company shall in its sole discretion determine the rate of earnings, gains and losses to be credited to Accounts under this Plan with respect to any such Investment Fund for any period, taking into account the return, net of any expenses, of such Investment Funds for such period.

VII. ADMINISTRATION AND CLAIMS PROCEDURE

       7.1. ADMINISTRATOR. The Company shall be the Administrator unless and until the Board shall appoint some other person, persons, committee, corporation, partnership or other entity as Administrator.

       7.2. GENERAL RIGHTS, POWERS, AND DUTIES OF ADMINISTRATOR. The Administrator shall be the Plan Administrator under ERISA. The Administrator shall be responsible for the general administration of the Plan and shall have all powers as may be necessary to carry out the provisions of the Plan and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have the following powers and duties:

              (a) To enact such rules, regulations, and procedures and to prescribe the use of such forms as it shall deem advisable;

              (b) To appoint or employ such agents, attorneys, actuaries, accountants, assistants or other persons (who may also be Participants in the Plan or be employed by or represent a Participating Employer) at the expense of the Participating Employers, as it may deem necessary to keep its records or to assist it in taking any other action authorized or required hereunder;

              (c) To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of the Plan and resolve all questions arising under the Plan;

              (d) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

              (e) To maintain such records concerning the Plan as it deems sufficient to prepare reports, returns and other information required by the Plan or by law; and

              (f) To direct a Participating Employer to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan.

       7.3. INFORMATION TO BE FURNISHED TO ADMINISTRATOR. A Participating Employer shall furnish the Administrator with such data and information as it may reasonably require. The records of a Participating Employer shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, years of service, personal data, and data regarding Compensation, Salary, Bonus and other remuneration, and all reductions thereof under this Plan. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data or information and execute such documents as the Administrator requests.

       7.4. CLAIM FOR BENEFITS. Any claim for benefits under the Plan shall be made in writing to the Administrator in such a manner as the Administrator shall prescribe. The Administrator shall process each such claim and determine entitlement to benefits within ninety (90) days following its receipt of a completed application for benefits unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date as of which the Administrator expects to render the final decision.

              If such claim is wholly or partially denied by the Administrator, the Administrator shall notify the claimant of the denial of the claim in writing, delivered in person or mailed by first class mail to the claimant's last known address. Such notice of denial shall be in writing and shall contain:

              (a)    the specific reason or reasons for denial of the claim;

              (b) a reference to the relevant Plan provisions upon which the denial is based;

              (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

              (d)    an explanation of the Plan's claim review procedure.

              If no such notice is provided, the claim shall be deemed denied. The interpretations, determinations and decisions of the Administrator shall be final and binding upon all persons with respect to any right, benefit and privilege hereunder, subject to the review procedures set forth in this Article.

       7.5. REQUEST FOR REVIEW OF A DENIAL OF A CLAIM FOR BENEFITS. Any claimant or any authorized representative of such claimant whose claim for benefits under this Plan has been denied or deemed denied, in whole or in part, by the Administrator may upon written notice to the Appeals Committee request a review by the Appeals Committee of such denial of her or his claim for benefits. Such claimant shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request a review by written application delivered to the Appeals Committee, which must specify the relief requested and the reason such claimant believes the denial should be reversed.

       7.6. APPEALS PROCEDURE. The Appeals Committee is hereby authorized to review the facts and relevant documents as well as this Plan, to interpret this Plan and other relevant documents and to render a decision on the claim of the claimant. Such review may be made by written briefs submitted by the claimant and the Administrator or at a hearing, or by both as shall be deemed necessary by the Appeals Committee. Any such hearing shall be held in the main offices of the Company or such other location as the Appeals Committee shall select on such date and at such time as the Appeals Committee shall designate upon not less than fifteen (15) days notice to the claimant and the Administrator unless both of them accept shorter notice. The notice shall specify that such claimant must indicate in writing, at least five (5) days in advance of the time established for such hearing, his intention to appear at the appointed time and place, or the hearing will be automatically cancelled. The reply shall specify any other persons who will accompany him to the hearing, or such other persons will not be admitted to the hearing. The Appeals Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Administrator. The claimant, or his duly authorized representative, may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues and comments in writing prior to or during the hearing.

       7.7. DECISION UPON REVIEW OF DENIAL OF CLAIM FOR BENEFITS. After the review has been completed, the Appeals Committee shall render a decision in writing, a copy of which shall be sent to both the applicant and the Administrator. In making its decision the Appeals Committee shall have full power and discretion to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of the Plan. The Appeals Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred twenty (120) days. Such decision shall include specific reasons for the decision and contain specific references to the relevant Plan provisions upon which the decision is based. The decision on review shall be furnished to the claimant within the appropriate time described above. If the decision on review is not furnished within such time, the claim shall be deemed denied on review. The decision of the Appeals Committee shall be final and binding in all respects on the Administrator and the Participating Employer and claimant involved. The review procedures of this Article shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise.

       7.8. ESTABLISHMENT OF APPEALS COMMITTEE. The Company shall appoint the members of an Appeals Committee which shall consist of three (3) or more members. The Company may appoint one Appeals Committee to hear all appeals of denied benefits that may arise under the Plan or a number of Appeals Committees with different members to hear the appeals of denied benefits that arise from Participants employed by a Participating Employer or group of Participating Employers. The members of the Appeals Committee shall remain in office at the will of the Company and the Company, from time to time, may remove any of said members with or without cause. A member of the Appeals Committee may resign upon written notice to the remaining member or members of the Appeals Committee and to the Company, respectively. The fact that a person is a Participant or a former Participant or a prospective Participant shall not disqualify him from acting as a member of the Appeals Committee, nor shall any member of the Appeals Committee be disqualified from acting on any question because of his interest therein, except that no member of the Appeals Committee may act on any claim which such member has brought as a Participant, former Participant, or Beneficiary under this Plan. In case of the death, resignation or removal of any member of the Appeals Committee, the remaining members shall act until a successor-member shall be appointed by the Company. At the Administrator's request, the Secretary of the Company shall notify the Administrator in writing of the names of the original members of the Appeals Committee, of any and all changes in the membership of the Appeals Committee, of the member designated as Chairman, and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Administrator shall be protected in assuming that there has been no change in the membership of the Appeals Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Administrator shall be under no obligation at any time to inquire into the membership of the Appeals Committee or its officers. All communications to the Appeals Committee shall be addressed to its Secretary at the address of the Company.

       7.9. OPERATIONS OF APPEALS COMMITTEE. On all matters and questions, the decision of a majority of the members of the Appeals Committee shall govern and control; but a meeting need not be called or held to make any decision. The Appeals Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Appeals Committee, and the Secretary and/or Chairman may be removed by the other members of the Appeals Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Appeals Committee. Although the Appeals Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Appeals Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Appeals Committee.

       7.10. LIMITATION OF DUTIES. The Company, the Participating Employers, the Administrator, the Appeals Committee, and their respective officers, members, employees and agents shall have no duty or responsibility under the Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them.

       7.11. EXPENSES OF ADMINISTRATION AND THE APPEALS COMMITTEE. No fee or compensation shall be paid to the Administrator or any member of the Appeals Committee for his or its services as such, but the Administrator and Appeals Committee may be reimbursed for its expenses from any Trust established by the Company in connection herewith, or, if no funds exist therein or if the Company determines that they should not be paid by such Trust, by one or more of the Participating Employers as directed by the Company. The Appeals Committee and the Administrator may hire such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions, any of whom may also be advisors to any Participating Employer or any affiliated company, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Company or from such Trust, as directed by the Company.

       7.12. INDEMNIFICATION. In addition to whatever rights of indemnification any individual who serves as a delegate of the Administrator, Company or other Participating Employer hereunder and the members of the Appeals Committee may be entitled to under the articles of incorporation, regulations or bylaws of the Participating Employers, under any provision of law or under any other agreement, including the Retirement Savings Plan, the Participating Employers shall satisfy any liability actually incurred by any such individual including reasonable expenses and attorneys' fees, and any judgments, fines, and amounts paid in settlement, in connection with any threatened, pending or completed action, suit or proceeding which is related to the exercise or failure to exercise by such individual of any powers, authority, responsibilities or discretion provided under this Plan or reasonably believed by such member to be provided hereunder, and any action taken by such individual in connection therewith. This indemnification for all such acts taken or omitted is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Plan funds for the benefit of any such individual. Such indemnification will not be provided to any person who is not a present or former employee of a Participating Employer or a subsidiary or affiliated company thereof nor shall it be provided for any claim by a Participating Employer or a subsidiary or affiliated company thereof against any such person. No indemnification shall be provided to any person who is not an individual.

       7.13. LIMITATION OF ADMINISTRATIVE LIABILITY. Neither the Administrator nor the Appeals Committee while acting on behalf of the Administrator, nor any of their respective officers, members, employees, agents and delegates shall be liable for any act taken by such person or entity pursuant to any provision of the Plan except for gross abuse of the discretion given it and them hereunder. No member of the Appeals Committee shall be liable for the act of any other member. No member of the Board of Directors of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan.

       7.14. LIMITATION OF SPONSOR LIABILITY. Any right or authority exercisable by the Company or Board pursuant to any provision of this Plan shall be exercised in the Company's capacity as sponsor of the Plan, or on behalf of the Company in such capacity, and not in a fiduciary capacity, and may be exercised without the approval or consent of any person in a fiduciary capacity. Neither the Company, nor the Board, nor any of their respective officers, members, employees, agents and delegates, shall have any liability to any party for its exercise of any such right or authority.

VIII. AMENDMENT AND TERMINATION

       8.1. AMENDMENT, MODIFICATION AND TERMINATION. This Plan may be amended, modified or terminated by the Company at any time, or from time to time, by a document executed on behalf of the Company by an officer thereof, which amendment, modification or termination is authorized or ratified by the Board. No such amendment, modification or termination shall reduce the amounts credited to any Participant's Accounts, all determined as of the date of such amendment, modification or termination.

       8.2. ACTIONS BINDING ON PARTICIPATING EMPLOYERS. Any amendments made to this Plan shall be binding on all the Participating Employers without the approval or consent of such Participating Employers. The Company may, by amendment, also terminate this Plan on behalf of all or any one of the Participating Employers in its sole discretion.

       8.3. DISTRIBUTIONS ON TERMINATION. In the event this Plan is terminated, the amounts then credited to all Participants' Accounts may, in the Company's sole discretion, (i) be distributed to the Participants in quarterly installments over such period not more than fifteen (15) years as the Company may determine, (ii) be distributed to the Participants in a lump sum, or (iii) continue to be credited with earnings, gains and losses pursuant to Article III and be distributed pursuant to Article IV.

IX. PARTICIPATING EMPLOYERS

       9.1. LIST OF PARTICIPATING EMPLOYERS. The initial Participating Employers as of the Effective Date are as follows:

                            Participating Employers
                            -----------------------

                           Royal Appliance Mfg. Co.

              The Company may designate additional Participating Employers or remove Participating Employers during the period of the Plan's existence by action of an appropriate officer of Company authorized or ratified by the Board. Such addition or deletion shall not require a formal amendment hereto.

       9.2. DELEGATION OF AUTHORITY. The Company is hereby fully empowered to act on behalf of itself and the other Participating Employers as it may deem appropriate in maintaining this Plan and any Trust. Furthermore, the adoption by the Company of any amendment to the Plan or any Trust, or the termination of the Plan or any Trust, will constitute and represent, without any further action on the part of any Participating Employer, the approval, adoption, ratification or confirmation by each Participating Employer of any such amendment or termination. In addition, the appointment of or removal by the Company of any Appeals Committee member, any Administrator, any trustee or other person under the Plan or any Trust shall constitute and represent, without any further action on the part of any Participating Employer, the appointment or removal by each Participating Employer of such person.

X. MISCELLANEOUS

       10.1. NO IMPLIED RIGHTS. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any other Participating Employer shall be required or be liable to make any payment under the Plan.

       10.2. NO RIGHT TO PARTICIPATING EMPLOYER ASSETS. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of a Participating Employer whatsoever including, without limiting the generality of the foregoing, any specific funds, assets or other property which a Participating Employer, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of a Participating Employer. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of a Participating Employer. Nothing contained in the Plan constitutes a guarantee by a Participating Employer that the assets of a Participating Employer shall be sufficient to pay any benefit to any person.

       10.3. NO EMPLOYMENT RIGHTS CREATED. This Plan shall not be deemed to constitute a contract of employment between any of the Participating Employers and any Participant, nor confer upon any Participant or employee the right to be retained in the service of any Participating Employer for any period of time, nor shall any provision hereof restrict the right of any Participating Employer to discharge or otherwise deal with any Participant or other employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Compensation, Salary, Bonus or other remuneration payable to any Participant or other employee of a Participating Employer.

       10.4. OFFSET. If, at the time payments or installments of payments are to be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to a Participating Employer, then the payments remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

       10.5. NON-ASSIGNABILITY. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, and any attempt to do so shall be void. All benefits or amounts credited to Accounts under this Plan are expressly declared to be unassignable and non-transferable. No part of the benefits or amounts credited to Accounts under this Plan shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

       10.6. NOTICE. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Vice President of Human Resources. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

       10.7. GOVERNING LAWS. The Plan shall be construed and administered according to the laws of the State of Ohio to the extent not preempted by the laws of the United States of America.

       10.8. INCAPACITY. If the Administrator determines that any Participant or Beneficiary entitled to payments under the Plan is incompetent by reason of physical or mental disability and is consequently unable to give a valid receipt for payments made hereunder, or is a minor, the Administrator may order the payments becoming due to such Participant or Beneficiary to be made to another person for the benefit of such Participant or Beneficiary, without responsibility on the part of the Administrator to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan, any Trust, the Administrator, the Participating Employers and the Appeals Committee with respect to such payments.

       10.9. ADMINISTRATIVE FORMS. All applications, elections and designations in connection with the Plan made by a Participant or Beneficiary shall become effective only when duly executed on forms provided by the Administrator and filed with the Administrator.

       10.10. INDEPENDENCE OF PLAN. Except as otherwise expressly provided herein, this Plan shall be independent of, and

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



              in addition to, any other employee benefit agreement or plan or any rights that may exist from time to time thereunder.

       10.11. RESPONSIBILITY FOR LEGAL EFFECT. Neither the Company, any other Participating Employer, the Administrator, the Appeals Committee, nor any officer, member, delegate or agent of any of them, makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

       10.12. SUCCESSORS. The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participating Employers, the Administrator, the Appeals Committee and its members, the Participants, their beneficiaries, and the successors, assigns, and personal representatives of any of them.

       10.13. HEADINGS AND TITLES. The Section headings and titles of Articles used in this Plan are for convenience of reference only and shall not be considered in construing this Plan.

       10.14. GENERAL RULES OF CONSTRUCTION. The masculine gender shall include the feminine and neuter, and vice versa, as the context shall require. The singular number shall include the plural, and vice versa, as the context shall require. The present tense of a verb shall include the past and future tenses, and vice versa, as the context may require.

       10.15. SEVERABILITY. In the event that any provision or term of this Plan, or any agreement or instrument required by the Administrator hereunder, is determined by a judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, all other provisions or terms of this Plan or such agreement or instrument shall remain in full force and effect and shall be enforceable as if such void or nonenforceable provision or term had never been a part of this Plan, or such agreement or instrument.

       10.16. ACTIONS BY THE COMPANY. Except as otherwise provided herein, all actions of the Company under this Plan shall be taken by the Board, by any officer of the Company, or by any other person designated by any of the foregoing.

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


IN WITNESS WHEREOF, the Company, by two of its appropriate officers duly authorized, has executed this 401(k) Plus Plan as of the date first above written.

                                           ROYAL APPLIANCE MFG. CO.
                                           ("Company")

                                           By______________________________

                                           Title___________________________

                                           And_____________________________

                                           Title___________________________


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